Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Karuna Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Fee Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.0001 per share(3)	457(b) and Rule 457(r)	$—	$—	$—	—	$—

Fees to Be Paid	Equity	Preferred Stock, $0.0001 per share(4)	457(b) and Rule 457(r)	—	—	—	—	—

Fees to Be Paid	Debt	Debt Securities(5)	457(b) and Rule 457(r)	—	—	—	—	—

Fees to Be Paid	Other	Warrants(6)	457(b) and Rule 457(r)	—	—	—	—	—

Fees to Be Paid	Other	Units(7)	457(b) and Rule 457(r)	—	—	—	—	—

Fees to Be Paid	Equity	Common Stock, $0.0001 per share	457(o)	$400,000,000	N/A	$400,000,000	0.0001102	$44,080

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, $0.0001 per share	457(b) and Rule 457(r)	$150,000,000(8)	N/A	$150,000,000			424(b)(5)	333-239657	July 2, 2020	$19,470

	Total Offering Amounts				N/A	$400,000,000		$44,080

	Total Fees Previously Paid							—

	Total Fee Offsets							$19,470

	Net Fee Due							$24,610

(1)

The amount to be registered consists of up to $400,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of preferred stock, common stock, debt securities or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)

The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)

Including such indeterminate amount of common stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(4)

Including such indeterminate amount of preferred stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(5)	Including such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices or upon exercise of warrants registered hereby, as the case may be.

(6)

Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of common stock or preferred stock registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(7)

Each unit will be issued under a unit agreement and will represent an interest in two or more securities registered pursuant to this registration statement, which may or may not be separable from one another. Because the units will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(8)

The registrant previously paid a fee of $19,470 related to $150,000,000 of the registrant’s shares of common stock that may be issued and sold under a certain equity distribution agreement with Goldman Sachs & Co. LLC pursuant to a prospectus supplement filed by the Registrant on July 2, 2020. Of such shares of common stock, $150,000,000 remain unsold, and the registration fee in the amount of $19,470 related thereto is applied to the registrant’s total registration fee. Accordingly, the registrant is paying the registration fee due less the $19,470 that was previously paid, or $24,610.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fees Offset Claims		—	—	—		—

Fees Offset Sources	Karuna Therapeutics, Inc.	424(b)(5)	333-239657	July 2, 2020	July 2, 2020	$19,470	Equity	Common Stock, $0.0001 per share	N/A	$150,000,000	$19,470

Rule 457(p)

Fees Offset Claims	—	—	—	—		—	—	—	—	—

Fees Offset Sources	—	—	—		—						—

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

—	—	—	—	—	—	—